[DONEGAL GROUP INC LOGO -- OMITTED]



                               DONEGAL GROUP INC.
                               -------------------
          NOTICE OF SUPPLEMENT DATED APRIL 11, 2001 TO PROXY STATEMENT
                              DATED MARCH 29, 2001
                              --------------------


To     the Stockholders of DONEGAL GROUP INC.:

     We mailed each of you a proxy statement dated March 29, 2001 relating to our annual meeting of stockholders to be held at 10:00 a.m., local time, on April 19, 2001, at our offices at 1195 River Road, Marietta, Pennsylvania 17547. One of the items of business to be conducted at the annual meeting will be to act upon the approval of an amendment to our certificate of incorporation. Among other things, the amendment would reclassify our existing common stock as Class B common stock and effect a one-for-three reverse split of our Class B common stock. The amendment would also authorize a new class of common stock with one-tenth of a vote per share designated as Class A common stock. If approved by our stockholders at the annual meeting, the amendment would become effective at the close of business on April 19, 2001.

     On March 30, 2001, our board of directors declared, subject to stockholder approval of the amendment, a dividend of two shares of Class A common stock for each share of Class B common stock held of record at the close of business on April 19, 2001. As a result of the reverse split and the stock dividend, all stockholders will continue to own, except for any fractional interests, the same number of our shares, two-thirds of which will be Class A shares and one-third of which will be Class B shares.

     Our board of directors has decided to make certain changes in the implementation of the reverse split and the stock dividend as described in our March 29, 2001 proxy statement. These changes are described in detail in the accompanying supplement to our proxy statement, which you should read carefully. A summary of the significant changes are as follows:

     o we will pay cash for any fractional interest in a share of Class B common stock resulting from the reverse split based on the closing price of our common stock for the ten trading days ending on the date of the reverse split. This cash payment will be in lieu of rounding any such fractional interest up to the next largest whole number;

     o we will provide in the amendment to our certificate of incorporation that dividends on our Class A common stock shall be at least 10% greater than dividends on our Class B common stock;

     o in connection with any public offering of our Class A common stock during the next 18 months, Donegal Mutual Insurance Company (the "Mutual Company") has agreed to limit its sales of Class A common stock to the lesser of 20% of the shares of Class A common stock subject to such a public offering or 20% of the shares of Class A common stock held by the Mutual Company; and

     o in order to prevent any confusion, we will ask the holders of our existing common stock to return the certificates representing these shares for cancellation as a prerequisite to receiving certificates representing their new shares of Class A common stock and Class B common stock.

     Again, we urge you to read carefully the accompanying supplement to our March 29, 2001 proxy statement and the revised text of the proposed amendment to our certificate of incorporation. The supplement also describes a lawsuit brought by a stockholder of the Company, purportedly on behalf of a class of holders of our existing common stock as well as derivatively on behalf of the Company in the Delaware Court of Chancery on March 30, 2001 against the Mutual Company, us and our board of directors. The plaintiff alleged, among other matters, a breach of fiduciary duty in connection with the amendment, the reverse split and the stock dividend, and sought to enjoin the holding of our annual meeting. Subject to court approval, that lawsuit was settled on April 10, 2001. In connection with the settlement, the Mutual Company, we and our Board of Directors denied any breach of fiduciary duty or any other actionable conduct. We believe that the Mutual Company, which has owned a majority of our common stock at all times since our founding in 1986, has acted in the best interest of all of our stockholders.

     We are not soliciting new proxies for the annual meeting because we do not believe there has been a material change in our plan to implement the amendment to our certificate of incorporation, the reverse split and the stock dividend. Therefore, if you previously voted by proxy and do not wish to change your vote, you need take no action. If, however, you wish to revoke your proxy, which will have the effect of voting against approval and adoption of the amendment, or receive a new proxy, you may do so by calling the Secretary of the Company at 717-426-1931, by faxing the Secretary of the Company at 717-426-7009 or by attending the annual meeting and voting in person.

                                          Sincerely,



                                          Donald H. Nikolaus
                                          President and Chief Executive Officer

April 11, 2001

                               DONEGAL GROUP INC.
                             -----------------------
                       SUPPLEMENT DATED APRIL 11, 2001 TO
                      PROXY STATEMENT DATED MARCH 29, 2001
                             -----------------------


     THIS DOCUMENT IS A SUPPLEMENT TO THE PROXY STATEMENT THAT WAS MAILED TO YOU ON MARCH 29, 2001. IT SHOULD BE READ IN CONJUNCTION WITH THAT PROXY STATEMENT. INFORMATION IN THIS SUPPLEMENT THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THE MARCH 29, 2001 PROXY STATEMENT SHOULD BE CONSIDERED AN AMENDMENT TO THE MARCH 29, 2001 PROXY STATEMENT. THIS SUPPLEMENT IS FIRST BEING MAILED TO STOCKHOLDERS ON APRIL 11, 2001.

Changes in Proposed Amendment
-----------------------------

     Item 2 - Proposal To Amend the Certificate of Incorporation described a proposed amendment (the "Amendment") to the Company's Certificate of Incorporation that would, among other matters, reclassify the Company's existing common stock as Class B common stock and effect a one-for-three reverse split (the "Reverse Split") of the Class B common stock. The Amendment would also authorize a new class of common stock with one-tenth of a vote per share designated as Class A common stock. On March 30, 2001, the Company's Board of Directors, subject to stockholder approval of the Amendment at the annual meeting, declared a dividend (the "Stock Dividend") of two shares of Class A common stock for each share of Class B common stock held of record as of the close of business on April 19, 2001.

     The Company's Board of Directors has determined to make two changes in the proposed Amendment to the Certificate of Incorporation, subject to approval thereof by the stockholders at the annual meeting. The proposed changes would
(i) provide for the payment of cash in lieu of issuing certificates for fractional shares of Class B common stock and (ii) formalize in the Certificate of Incorporation the intent of our Board of Directors that any future dividends on the Class A common stock shall be at least 10% greater than any future dividends on the Class B common stock.

     The text of these changes is as follows:

     (i) The proviso clause at the end of the second sentence in the first paragraph of the proposed Amendment to Article 4, which read as follows in the March 29, 2001 proxy statement:

     "provided, however, that the Corporation shall not issue any fractional shares of Class B common stock but, in lieu thereof, the number of shares of Class B common stock to which each holder of Old Common Stock would otherwise be entitled shall be rounded up to the next whole number of shares of Class B Common Stock."

would be changed to read as follows:

     "provided, however, that the Corporation shall not issue certificates for any fractional shares of Class B common stock but, in lieu of such fractional interest, each holder of Old Common Stock who would otherwise be entitled to receive a certificate for a fraction of a share of Class B Common Stock in the Reverse Split will receive cash in an amount equal to the average of the closing sale prices of a share of Old Common Stock for the ten trading days ending on the date on which the Effective Time occurs (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Split) multiplied by the number of shares of Old Common Stock held by such holder that would otherwise be exchanged for such fractional interest."; and

     (ii) Paragraph (a)(iii) of the proposed Amendment to Article 4, which read as follows in the March 29, 2001 proxy statement:

          "(iii) Each share of Class A Common Stock and each share of Class B Common Stock shall be equal in respect of rights to dividends and distributions, including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Corporation, except that (A) a dividend or distribution in cash or property on a share of Class A Common Stock may be greater than a dividend in cash or property on a share of Class B Common Stock and (B) dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in shares of capital stock shall be made to all holders of Class A Common Stock and Class B Common Stock and may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock."

would be changed to read as follows:

          "(iii) Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock."

     The full text of the proposed Amendment to Article 4 of the Certificate of Incorporation is included as Exhibit A to this proxy statement supplement. Each stockholder is urged to read carefully the full text of the proposed Amendment to Article 4.

Exchange of Certificates
------------------------

     When the Amendment, the Reverse Split and the Stock Dividend become effective, certificates that represented existing common stock will be void and will thereafter represent the right to receive the appropriate number of shares of Class A common stock and Class B common stock after the Reverse Split and the Stock Dividend as well as the right to receive cash in lieu of a certificate for any fractional interest in a share of Class B common stock.

     Promptly after implementation of the Amendment, the Reverse Split and the Stock Dividend, the Company's transfer agent will send written instructions and a letter of transmittal to each holder of existing common stock indicating how to exchange certificates representing the existing common stock for certificates representing Class A common stock and Class B common stock. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE WRITTEN INSTRUCTIONS
---
FROM THE TRANSFER AGENT.

Limitation on Sales of Class A Common Stock by the Mutual Company
-----------------------------------------------------------------

     In recognition of the fact that implementation of the Amendment, the Reverse Split and the Stock Dividend will enhance the ability of the Mutual Company to maintain its majority ownership of the Company while at the same time permitting the Company to issue shares of Class A common stock to obtain additional capital or as the consideration in possible future acquisitions, the Mutual Company has agreed with the Company that, in the event of a public offering of our Class A common stock during the 18 months following the date of the annual meeting, the Mutual Company would not sell in such offering more than the lesser of 20% of the total number of shares of Class A common stock included in such offering or 20% of the total number of shares of Class A common stock owned by the Mutual Company immediately prior to such offering. Any decision by the Mutual Company to sell any shares of Class A common stock would be made only after consideration of all applicable fiduciary duties of the Mutual Company, including those to the Company and to the stockholders of the Company other than the Mutual Company.

Future Exchange Offer
---------------------

     The Company's Board of Directors believes that it would be desirable, given the anticipated increase over time in the liquidity of the Class A common stock and a possible decrease over time in the liquidity of the Class B common stock to commence an exchange offer whereby a holder of Class B common stock would have the right to exchange Class B common stock for Class A common stock on a share-for-share basis. As part of the settlement of a stockholder lawsuit (see "Recent Litigation," below), the Company has agreed, subject to necessary regulatory approvals, to commence an exchange offer. In order to commence such an exchange offer, the Mutual Company would need to obtain the prior approval of the Pennsylvania Insurance Department for any resultant increase in its voting control of the Company, and the Company would need the approval of Nasdaq and be required to make various filings with the Securities and Exchange Commission. Although the Company and the Mutual Company intend to use commercially reasonable efforts to obtain such approvals and make such filings, there can be no assurance that such approvals can be obtained and the exchange offer actually made.

     The Company hereby amends in its entirety "Description of the Amendment and the Stock Dividend" under "Item 2 - Proposal To Amend the Certificate of Incorporation" as it appeared in the March 29, 2001 proxy statement as follows:

          "ITEM 2 - PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION

DESCRIPTION OF THE AMENDMENT AND THE STOCK DIVIDEND

     At the annual meeting, the stockholders will be asked to consider and vote upon the amendment of Article 4 of the Company's Certificate of Incorporation, in the form included as Exhibit A to this proxy statement supplement (the "Amendment"), to: (i) authorize 30,000,000 shares of a new class of common stock with one-tenth of a vote per share designated as Class A common stock, $.01 par value per share (the "Class A common stock"), (ii) (a) reclassify the Company's existing $1.00 par value per share common stock (the "existing common stock") as Class B common stock, $.01 par value per share (the "Class B common stock"), (b) effect a one-for-three reverse split of the Class B common stock (the "Reverse Split") and (c) reduce the number of authorized shares of Class B common stock from 20,000,000 shares to 10,000,000 shares;
(iii) eliminate the Company's existing Class A common stock; (iv) establish the rights, powers and terms of the Class A common stock and Class B common stock and (v) retain the existing authorization to issue 2,000,000 shares of series preferred stock, $.01 par value per share.

     If the Amendment is approved by the stockholders of the Company, the Board of Directors intends to prepare and file a Certificate of Amendment to the Company's Certificate of Incorporation in accordance with the Amendment, which will become effective (the "Effective Date") immediately upon acceptance of the filing by the Secretary of State of the State of Delaware which is expected to be the close of business on April 19, 2001. The Board of Directors would then have the power, without soliciting further stockholder approval, to issue the additional authorized shares, except to the extent that such approval may be required by law or by the rules applicable to a class of securities listed on the Nasdaq National Market System, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine in its discretion. The future issuance by the Company of shares of series preferred stock, Class A common stock or Class B common stock may dilute the equity ownership of the Company's current stockholders. Although the Board of Directors currently intends to file the Certificate of Amendment if the Amendment is approved by the stockholders at the annual meeting, the resolution of stockholders will reserve to the Board of Directors the right to defer or abandon the Amendment and not file such Certificate of Amendment even if the Amendment has been approved by the stockholders.

     Subject to stockholder approval of the Amendment and the Amendment becoming effective, the Board of Directors has declared a distribution as a dividend of two shares of Class A common stock (the "Stock Dividend") for each share of Class B common stock received pursuant to the Reverse Split. The effect of the Stock Dividend, coupled with the Reverse Split of the existing common stock, is that each stockholder will continue to own the same number of shares of capital stock of the Company with one-third of such stockholding constituting shares of Class B common stock and two-thirds of such stockholding constituting shares of Class A common stock. The record date for the Stock Dividend (the "Stock Dividend Record Date") is the close of business on April 19, 2001. Stockholder approval of the Stock Dividend is not required by Delaware law and is not being solicited by this proxy statement supplement.

     The Company will not issue any certificates for fractional shares of Class B common stock in the Reverse Split. In lieu thereof, each holder of existing common stock will be entitled to receive cash for any fractional interest in a share of Class B common stock based on the average of the closing sales prices of the existing common stock for the 10 trading days ending on the Effective Date. Following the Reverse Split and the distribution of the Stock Dividend, each outstanding certificate representing existing common stock will be void and will represent the right to receive the appropriate number of shares of Class A common stock and Class B common stock and, if applicable, cash for any fractional interest in a share of Class B common stock. Promptly after the Effective Date, the Company's transfer agent will mail written instructions and a letter of transmittal to each holder of existing common stock certificates for the purpose of exchanging such certificates for certificates representing the number of whole shares of Class A common stock and Class B common stock held by such holder following the Reverse Split and the distribution of the Stock Dividend.

     As more fully explained in the proxy statement dated March 29, 2001, after the Stock Dividend and the Reverse Split, there will be no change in the relative voting power or equity of any stockholder of the Company, including the Mutual Company, because the Reverse Split will apply equally to all stockholders and because the Stock Dividend will be distributed to each stockholder in proportion to the number of shares of Class B common stock owned following the Reverse Split. This capital structure will be of primary benefit to the Mutual Company because it would enable the Mutual Company to sell shares of Class A common stock while at the same time retaining voting control of the Company.

     The Coordinating Committee maintained by the Company and the Mutual Company reviews and evaluates particular matters such as the pooling agreement between the Company and the Mutual Company and is responsible for matters involving actual or potential conflicts of interest between the Company and the Mutual Company. The Coordinating Committee reviews such matters only after consideration and approval of the matters by the Boards of Directors of both the Company and the Mutual Company. The approval of the Coordinating Committee is not a substitute for the approval of the Boards of Directors of the Company and the Mutual Company and the respective Boards of Directors have not delegated decision-making authority to the Coordinating Committee.

     The Amendment has been unanimously approved by the Company's Board of Directors, including the directors who are not also directors of the Mutual Company. The Board of Directors believes that the Amendment is in the best interests of the Company and its stockholders and recommends a vote FOR the approval and adoption of the Amendment."

Recent Litigation
-----------------

     On March 30, 2001, Barry Feldman filed an action in the Court of Chancery of the State of Delaware against the Mutual Company, the Company and the directors of the Company. The action was filed derivatively on behalf of the Company and as a class action on behalf of the holders of the Company's common stock other than the Company, the Company's directors, the Mutual Company and their associates and affiliates.

     The action challenges the compliance of the Amendment, the Reverse Split and the Stock Dividend with certain provisions of the Delaware General Corporation Law and asserts a violation of fiduciary duties by the Mutual Company and the directors of the Company. The action also makes certain allegations regarding the grant of stock options to certain persons and the manner in which the Coordinating Committee of the Boards of Directors of the Company and the Mutual Company operates.

     The Company, the Mutual Company and the Company's Board of Directors deny the allegations in the action, and believe the actions taken in connection with the Amendment, the Reverse Split and the Stock Dividend were appropriate and in the best interests of all of the Company's stockholders.

     However, rather than engage in protracted and extensive litigation, the Company, the Mutual Company and the directors of the Company entered into an agreement, which is subject to court approval, settling the litigation. In addition to the changes previously outlined in this supplement, the Company has agreed to: (i) clarify the role of the Coordinating Committee; (ii) make independent legal counsel available to the Company's members on the Coordinating Committee at their request and at the Company's cost, (iii) not grant stock options or shares of restricted stock under its 2001 Equity Incentive Plan, 2001 Equity Incentive Plan for Directors or 2001 Employee Stock Purchase Plan to directors or employees of the Mutual Company who are not also either directors of the Company or of one of its subsidiaries or employees of the Mutual Company whose services benefit the Company and (iv) distribute a proxy statement supplement to the extent the Company believes it is required or advisable to do so. Upon court approval of the settlement, it is anticipated that the Company and the Mutual Company will be obligated to pay certain legal fees to the plaintiff's counsel as determined by the court.

Voting at the Annual Meeting
----------------------------

     The Company is not soliciting new proxies for the annual meeting because the Company does not believe there has been a material change in the Amendment, the Reverse Split and the Stock Dividend, although the Company believes it is desirable, by means of this proxy statement supplement, to advise its stockholders of these changes. Therefore, if you have previously voted by proxy and do not wish to change your vote, you need not take any action. If, however, you wish to revoke your proxy, which will have the effect of a vote against approval and adoption of the Amendment, or receive a new proxy, you may do so by calling the Secretary of the Company at 717-426-1931, by faxing the Secretary of the Company at 717-426-7009 or by attending the annual meeting and voting in person. If you have not already voted, the Board of Directors recommends a vote for the election of the nominees for directors named in the proxy statement and for each of the other items of business, including the Amendment, to be considered at the annual meeting.

                                          By Order of the Board of Directors,


                                          Donald H. Nikolaus,
                                          President and Chief Executive Officer

April 11, 2001

                                                                       EXHIBIT A


     4. The aggregate number of shares of stock which the Corporation shall have authority to issue is 42,000,000 shares, consisting of (i) 30,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"),
(ii) 10,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), and (iii) 2,000,000 shares of Series Preferred Stock, par value $.01 per share (the "Preferred Stock"). At the time the Certificate of Amendment of the Corporation's Certificate of Incorporation becomes effective (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL"), and without any further action on the part of the Corporation or its stockholders, the Corporation's Common Stock, par value $1.00 per share, authorized and issued immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified, converted and combined into shares of Class B Common Stock at the rate of one share of Class B Common Stock for each three shares of Old Common Stock (the "Reverse Split"); provided, however, that the Corporation shall not issue certificates for any fractional shares of Class B Common Stock but, in lieu of such fractional interest, each holder of Old Common Stock who would otherwise be entitled to receive a certificate for a fraction of a share of Class B Common Stock in the Reverse Split will receive cash in an amount equal to the average of the closing sale prices of a share of Old Common Stock for the ten trading days ending on the date on which the Effective Time occurs (adjusted if necessary to reflect the per share price of the Old Common Stock without giving effect to the Reverse Split) multiplied by the number of shares of Old Common Stock held by such holder that would otherwise be exchanged for such fractional interest. At the Effective Time, the certificates representing shares of the Old Common Stock shall be deemed cancelled and shall not be recognized as outstanding on the books of the Corporation for any purpose.

     (a) The powers, preferences and rights and the qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock, respectively, shall be as follows:

          (i) Except as otherwise required by law or as otherwise provided in this Article 4, each share of Class A Common Stock and each share of Class B Common Stock shall be of equal rank and shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

          (ii) Except as otherwise required by law or as otherwise provided in the Corporation's Certificate of Incorporation, with respect to all matters upon which the stockholders of the Corporation are entitled to vote, each holder of Class A Common Stock shall be entitled to one-tenth of one vote for each share of Class A Common Stock held and each holder of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock held. Except as otherwise required by the DGCL or the Corporation's Certificate of Incorporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall vote together as a single class on all matters to be voted upon by the stockholders of the Corporation.

          (iii) Each share of Class A Common Stock outstanding at the time of the declaration of any dividend or other distribution payable in cash upon the shares of Class B Common Stock shall be entitled to a dividend or distribution payable at the same time and to stockholders of record on the same date in an amount at least 10% greater than any dividend declared upon each share of Class B Common Stock. Each share of Class A Common Stock and Class B Common Stock shall be equal in respect to dividends or other distributions payable in shares of capital stock provided that such dividends or distributions may be made (1) in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock, (2) in shares of Class A Common Stock to the holders of Class A Common Stock and to the holders of Class B Common Stock or (3) in any other authorized class or series of capital stock to the holders of Class A Common Stock and to the holders of Class B Common Stock.

          (iv) Except as otherwise specifically provided under clause (a)(iii) above, the Corporation shall not split, divide or combine the shares of Class A Common Stock or Class B Common Stock unless, at the same time, the Corporation splits, divides or combines, as the case may be, the shares of both the Class A Common Stock and the Class B Common Stock in the same proportion and manner.

          (v) In the event of a merger or consolidation of the Corporation with or into another entity (whether or not the Corporation is the surviving entity), the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive the same per share consideration in such merger or consolidation, except that, if the consideration paid to the stockholders of the Corporation shall consist in whole or in part of shares of another entity, the shares of such other entity issued to the holders of the Class B Common Stock may have greater voting rights than the shares of the other entity issued to the holders of the Class A Common Stock.

     (b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article 4, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class of capital stock or into shares of any series of any class of capital stock), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth above, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

          (i) Except as otherwise specifically provided in the certificate of designations filed under the DGCL with respect to any series of Preferred Stock, the number of authorized shares of any series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this
     Article 4.

          (ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article 4, any series may differ from any other series with respect to

                                      A-2

     any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

          (iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Class A Common Stock and the Class B Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Class A Common Stock and the Class B Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

          (iv) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Class A Common Stock and the Class B Common Stock for payment of the amount to which each outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment thereof in full set aside, before any payments shall be made to the holders of the Class A Common Stock and the Class B Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment thereof in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Class A Common Stock and the Class B Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another entity, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article 4.

                                      A-3